CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" and "Experts", in the Combined Proxy Statement and Prospectus of Neuberger Berman Institutional Liquidity Series ("Combined Proxy Statement and Prospectus"), and to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the incorporation by reference of our report dated December 5, 2003, with respect to the financial statements and financial highlights of Neuberger Berman Institutional Cash Fund, a series of Neuberger Berman Income Funds, included in the October 31, 2003 Annual Report of Neuberger Berman Income Funds in the Statement of Additional Information of Neuberger Berman Institutional Cash Fund, a series of Neuberger Berman Institutional Liquidity Series, incorporated by reference in the Combined Proxy Statement and Prospectus included in this Registration Statement on Form N-14 of the Neuberger Berman Institutional Liquidity Series.


We also consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report, dated December 5, 2003, on the financial statements and financial highlights of Neuberger Berman Institutional Cash Fund, a series of Neuberger Berman Income Funds included in the October 31, 2003 Annual Report of Neuberger Berman Income Funds, included in Post-Effective Amendments Nos. 42 to the Registration Statement (Form N-1A, File Nos. 2-85229; 811-3802), as filed with the Securities and Exchange Commission on February 27, 2004, which are incorporated by reference into the Combined Proxy Statement and Prospectus included in this Registration Statement on Form N-14 of the Neuberger Berman Institutional Liquidity Series.

                                                          /s/ ERNST & YOUNG LLP


Boston, Massachusetts
October 7, 2004